Exhibit 99.1

Worksport to Present at LD Micro Invitational XI

Presentation on Tuesday, June 8th at 1:30 PM EDT

TORONTO, June 3, 2021 (GLOBE NEWSWIRE) — via NEWMEDIAWIRE – Worksport Ltd (OTC: WKSP), a real gem being discovered as a household name among sustainable energy innovators, focused on portable solar-powered systems and eco-friendly energy initiatives, announced today that it will be presenting virtually at the upcoming LD Micro Invitational XI event on Tuesday, June 8th at 1:30 PM EDT. Steven Rossi, CEO & President of Worksport, will be giving the presentation.

Worksport CEO Steven Rossi comments, “As Worksport is progressing in literally every aspect of business, we are proud to present alongside other growing companies and share our achievements and cover some of our forthcoming innovations for the market.”

Event: Worksport Ltd. Presentation at the LD Micro Invitational XI

Date: Tuesday, June 8th

Time: 1:30 PM EDT

Register to watch the presentation here.

Summary of LD Micro Invitational XI Event

The 2021 LD Micro Invitational will be held on the Sequire Virtual Events platform on Tuesday, June 8th - Thursday, June 10th, 2021.

The festivities run from 7:00 AM PT - 3:00 PM PT / 10:00 AM ET - 6:00 PM ET each day.

This three-day, virtual investor conference is expected to feature around 180 companies, presenting for 25 minutes each, as well as several influential keynotes. The first day of this conference will also feature an exceptional one-time event: the LD Micro Hall of Fame.

About LD Micro (NASDAQ: SRAX)

LD Micro aims to be the most crucial resource in the micro-cap world. Whether it is the index, comprehensive data, or hosting the most significant events on an annual basis, LD’s sole mission is for the Texas Rangers to win the World Series and serve as an invaluable asset for all those interested in finding the next generation of great companies.

http://www.ldmicro.com

About Worksport Ltd.

Worksport Ltd. (currently OTCQB: WKSP) develops and manufactures high quality, modular, attractively priced tonneau covers and solar-powered systems for light-duty trucks such as the Sierra, Silverado, Canyon, RAM, Ford F-Series, et al. as well as consumer adventures & emergency/ disaster-recovery purposes, where portable energy is a necessity. The modular, redefining Worksport TerraVis™ tonneau cover system is being mindfully designed for the jobsite contractor and off-road, light-duty trucker - for work and play - to sustainably supply extra energy for those additional miles. Its allied TerraVis COR™ mobile energy storage system (ESS), expected to launch by end of 2021, will be another redefining product targeted for vacationers, second-home owners, and campers. Plans are also being constructed to address the dire adoption & scaling needs of the EV markets with grid micro-charging stations to provide convenience and efficiency in recharging to smaller form-factor EVs. For more information, please visit www.worksport.com and www.goterravis.com.

To stay up to date on all the latest Worksport news… investors, shareholders, and supporters are encouraged to follow the company’s social media accounts on Twitter, Facebook, Linkedin, and Instagram, as well as sign up for the company’s newsletters at www.worksport.com and www.goterravis.com. Worksport will continue to update investors, shareholders, and supporters to maintain the highest level of disclosure and information dissemination as Worksport continues to grow and develop at a very rapid pace.

Connect with Worksport:

Linkedin

Facebook

Twitter

Instagram

For additional information, please contact:

Faran Ali
Business Development Manager
Worksport Ltd
T: 1-(888) 506-2013
E: investors@worksport.com

Forward-Looking Statements

The information contained herein may contain “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of the Company concerning its business strategy, an up listing to a national exchange, future operating results and liquidity and capital resources outlook. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. No Stock Exchange or Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.